        Exhibit 10.116

SUBORDINATED SECURED PROMISSORY NOTE

$1,250,000    July 19, 2023

FOR VALUE RECEIVED, Precision Metal Works, Inc., a Kentucky corporation formerly known as Nth Holding, Ltd. (Kentucky Organization No. 0940452) (“Maker”), hereby promises and agrees to pay to the order of [The Richard Stanley Family Trust/The John Locke Family Trust], a trust formed under the Laws of Ontario, Canada (“Payee”), or its successors, representatives, or assigns, the principal sum of
$1,250,000 (the “Principal Amount”), together with interest thereon as hereinafter provided, in lawful money of the United States of America. Maker has executed and delivered this Subordinated Secured Promissory Note (this “Note”) as of the date set forth above (the “Effective Date”).

The obligations evidenced by this Subordinated Secured Promissory Note (this “Note”) are subordinated to the prior payment in full of the “Senior Debt” and the termination of the “Senior Commitment” (as such terms are defined in the Subordination Agreement dated July 19, 2023 (the “Subordination Agreement”), between Fifth Third Bank, National Association and Payee) pursuant to and to the extent provided in the Subordination Agreement.

This Note is being made pursuant to that certain Stock Purchase Agreement dated as of July 19, 2023 (the “Agreement”) by and among Payee, Maker, [The John Locke Family Trust/The Richard Stanley Family Trust], a trust formed under the Laws of Ontario, Canada, and PMW Affiliated Holdings, LLC a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

1.Maturity Date. The maturity date of this Note shall be July 18, 2028 (the “Maturity
Date”).

2.Interest Rate; Annual Interest Payments. From the date set forth above until paid-in-full, this Note shall bear interest on the unpaid balance of the Principal Amount thereof at an interest rate equal to eight percent (8%) per annum (the “Interest Rate”), Interest shall be payable by Maker to Payee on the first day of each calendar quarter (October 1, January 1, April 1, and July 1) and on the Maturity Date.

3.Payment of Principal; Prepayment. Maker shall pay the amounts due under this Note in accordance with the following: (a) beginning on the Effective Date, all accrued and unpaid interest on the Principal Amount that is outstanding on the first day of each calendar quarter shall be due and payable on that date; (b) beginning July 1, 2025, $62,500 of the Principal Amount and all accrued and unpaid interest on the Principal Amount that is outstanding on the first day of each calendar quarter shall be due and payable on the first day of such calendar quarter; and (c) on the Maturity Date, the final payment of the outstanding balance of the Principal Amount, together with all accrued and unpaid interest and other amounts payable under this Note. For purposes of clarity, a schedule of payments that are due pursuant to this Note is attached hereto as Exhibit A. When used in this Note, the term “first day of each calendar quarter” shall mean October 1, January 1, April 1, or July 1, as applicable. This Note may be prepaid, in full or in part, without prepayment penalty by Maker. For the avoidance of doubt, in the case of prepayment in full, interest shall accrue and be payable through the date of the prepayment. All payments shall be made by wire transfer of immediately available funds to Payee pursuant to Payee’s written instructions. All payments on this Note shall be first applied to the payment of any of Payee’s expenses or charges payable hereunder; next to accrued and unpaid interest; and then to unpaid Principal Amount, or in such other order as Payee may elect in its sole discretion. In the event that the Consulting Agreement of even date herewith between Maker and Bartell Global Inc., as consultant (the “Consulting Agreement”), is terminated by Maker without Cause (as defined in the Consulting Agreement) prior to the receipt by Sellers (as defined in the Agreement) of the Earn-out Payments (as defined in the Agreement) in an aggregate amount equal to $3,000,000 from

Maker, Maker shall make a prepayment to each Seller in an amount equal to 50% of the then-outstanding balance of the Principal Amount of this Note; provided, however, Maker shall only be required to make such prepayment to Sellers to the extent permitted under the Subordination Agreement of even date herewith by and between Fifth Third Bank, National Association and Sellers. Notwithstanding the foregoing or anything else to the contrary in this Note, the Agreement, or any of the Ancillary Documents, Maker’s obligations and performance pursuant to this Note are guaranteed by Live Ventures Incorporated pursuant to that certain Guaranty (as defined in the Agreement), and Maker’s failure or inability to pay any amount due under this Note, or any prohibition that prevents Maker from paying any amount due under this Note, whether as a result of the Subordination Agreement or otherwise, shall not impair, excuse, or otherwise release Live Ventures Incorporated from its obligation to pay such amount to Payee pursuant to the Guaranty.

4.Overdue Payments. Any payment on this Note that is overdue from its due date shall bear interest at the Interest Rate plus the lesser of (x) two percent (2%) per annum or (y) the greatest interest rate which may be charged by Payee under applicable law (the “Default Rate”) until paid.

5.Default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a)The failure of Maker to pay any amount due under this Note within five days after the date due;

(b)The failure of Maker to comply with, or to perform any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, including, but not limited to, the Security Agreement, the Agreement, and any of the Ancillary Documents (as defined in the Agreement). which failure is not cured within 30 days of written notice from Payee to Maker of such failure; provided, however, if such failure cannot reasonably be cured within such 30 day period and Maker is diligently proceeding to cure such failure, Maker shall have an additional 90 days within which to cure such failure;

(c)The continuance of an Event of Default (as defined in the Fifth Third Bank loan documents relating to the loan to Maker and Parent from Fifth Third Bank);

(d)Any material warranty, representation, or statement made or furnished by Maker or on Maker’s behalf under this Note, the Agreement, or the Security Agreement is false or misleading in any material respect at the time made or furnished.;

(e)The appointment of a custodian, trustee, liquidator or receiver for, or for any of the material property of, Maker which appointment is not dismissed within 60 days;

(f)The insolvency of Maker or an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor’s relief law or for any readjustment of indebtedness, composition, or extension by Maker;

(g)John Isaac no longer beneficially owns directly or indirectly through one or more controlled entities, at least 40% of the outstanding capital stock of Live Ventures Incorporated; or

(h)Live Ventures Incorporated, Maker, or any of Maker’s direct or indirect subsidiaries or parent companies enter into any “take private” transaction or similar transaction; a merger or consolidation; sale of all or substantially all of its assets, whether in a single transaction or series of transactions; or any change of control.

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6.Remedies. During the continuance of an Event of Default, the entire unpaid Principal Amount under this Note, all accrued and unpaid interest, and other sums and amounts under this Note, shall automatically and immediately become due and payable, without presentment, notice, protest, or demand of any kind (all of which are expressly waived by Maker as provided below); such amount due and payable shall bear interest at the Default Rate; and Payee may, in its sole discretion, initiate litigation to recover all sums due under this Note or exercise any other remedies that are available under this Note or applicable law. The charging or payment of any interest or delinquent payments shall not be construed as curing or correcting any default by Maker under this Note or as a waiver by Payee of any of its rights or remedies with respect to such default. Anything contained in this Note, the Security Agreement or the Agreement to the contrary notwithstanding, in the event that Maker cures an Event of Default prior to the exercise of remedies by Payee, such Event of Default shall automatically be deemed cured, without the requirement of a waiver from Payee; provided that, however, an Event of Default pursuant to Section 5(g) or 5(h)) of this Note cannot be cured and shall automatically entitle to the exercise of remedies by Payee.

7.Security Interest; Right to Information. Maker’s obligations hereunder are secured by the Security Agreement (as defined in the Agreement), whereby Maker has granted to Payee a security interest in all of the assets of Maker. For so long as any amount is owed from Maker to Payee pursuant to this Note, Maker shall deliver a balance sheet, income statement, and statement of cash flows to Payee on or before the 15th day of each calendar month setting for the operations of Maker and its direct and indirect subsidiaries for the year-to-date fiscal year of Maker and for the immediately preceding month (collectively, the “Financial Statements”). Maker represents and warrants that such Financial Statements shall be prepared in accordance with Generally Accepted Accounting Principles and shall be true, correct, and accurate and fairly reflect the operations of Maker and its direct and indirect subsidiaries for the applicable periods set forth in the Financial Statements.

8.Unconditional Obligations. The obligations and liabilities of Maker under this Note are continuing, absolute, and unconditional, and shall remain in full force and effect until all amounts due hereunder have been paid in full.

9.Offset Rights.

(a)If while this Note is outstanding the Post-Closing Adjustment is a negative number and the Purchase Price Adjustment Escrow Fund is insufficient to cover the entire amount payable by Sellers to Buyer pursuant to Section 2.06(d)(i) of the Agreement (the amount of such deficiency, the “Adjustment Escrow Fund Deficiency Amount”), the then-outstanding principal amount of this Note shall be automatically debited, reduced and offset by an amount equal to the Adjustment Escrow Fund Deficiency Amount (but not below zero) by written notice to Payee (less any interest that accrued on such Adjustment Escrow Fund Deficiency Amount from the date of issuance of this Note through and including the date on which such automatic debit, reduction and offset occurs). For clarification purposes, the foregoing shall not relieve Payee (or Sellers’ if Sellers are not Payee) of Payee (or Sellers’ if Sellers are not Payee) obligation to pay the remaining amount of the Post Closing Adjustment (if any) pursuant to Section 2.06(d)(i) of the Agreement unless Maker or any of its Affiliates (as defined in the Agreement) exercise its right pursuant to this Section 9.

(b)If while this Note is outstanding Sellers shall become liable for Losses under Article VIII of the Agreement, subject to the limitations, adjustments, procedures (including any procedures regarding order of recovery) and provisions set forth therein (the amount of such Losses, the “Loss Amount”), the then-outstanding principal amount of this Note shall be automatically debited, reduced and offset by an amount equal to the Loss Amount (but not below zero) by written notice to Payee (less any interest that accrued on such Loss Amount from the date of issuance of this Note through and including the date on which such automatic debit, reduction and offset

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occurs). For clarification purposes, the foregoing shall not relieve Payee (or Sellers’ if Sellers are not Payee) of Payee (or Sellers’ if Sellers are not Payee) obligation to pay the remaining amount of the Post Closing Adjustment (if any) pursuant to Section 2.06(d)(i) of the Agreement unless Maker or any of its Affiliates (as defined in the Agreement) exercise its right pursuant to this Section 9.

10.No Waiver. Delay or failure of the holder to exercise any or all of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. The receipt of any payment after such payment is due and payable shall not be construed as a waiver of any default, and the receipt by the holder of less than the full amount of any payment shall be construed as being on account of such payment, and the holder may accept such payment without prejudice to the holder’s right to recover the balance of the amounts due under this Note or the holder’s right to pursue any other available remedies. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and the holder may accept such check or payment without prejudice to the holder’s right to recover the balance of the amounts due under this Note or to pursue any other available remedies. All rights and remedies of the holder hereof upon default hereunder shall be cumulative to the greatest extent permitted by law.

11.Costs of Collection. Maker agrees to pay all costs of collection when incurred, whether suit be brought or not, including reasonable attorneys’ fees and costs of suit and preparation therefore, and to perform and comply with each of the covenants, conditions, provisions, and agreements of Maker contained in this Note.

12.Maximum Legal Rate. Maker and Payee agree that no payment or other consideration made or agreed to be made by Maker to Payee pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the obligations evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the Principal Amount immediately upon receipt of such monies by Payee with the same force and effect as though the Maker had specifically designated such and Payee had agreed to accept such extra payments as a Principal Amount payment, without premium.

13.Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

14.Severability. The invalidity or unenforceability of any provision of this Note shall not impair the validity or enforceability of any other provision of this Note. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to its conflict of laws rules.

16.Waivers of Notices; Releases. Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and nonpayment, and further waives all exemptions to which Maker may now or hereafter be entitled under the laws of the state of Delaware or any other state or of the United States, and further agrees that the holder of this Note shall have the right, without notice, to deal in any way

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and at any time with Maker without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of any state of the United States.

17.Waiver of Jury Trial.

(a)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH PROCEEDING, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF DELAWARE, AND MAKER AND PAYEE EACH IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)MAKER AND PAYEE ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. MAKER AND PAYEE CERTIFY AND ACKNOWLEDGE THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18.Assignment; Successors. This Note shall bind Maker and Maker’s successors and permitted assigns. Maker shall not assign or transfer Maker’s obligations under this Note without first obtaining the written consent of Payee, who may withhold consent at Payee’s sole discretion. Any assignment or transfer by Maker of this Note, or any of Maker’s obligations under this Note, without obtaining Payee’s prior written consent shall be deemed void ab initio. The rights of Payee under this Note, including the right to receive payment under this Note, may be transferred or assigned (i) between Payees or (ii) by Payee to a beneficiary of Payee, in whole or in part, without the prior written consent of Maker.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the Effective Date.

PRECISION METAL WORKS, INC., a Kentucky
Corporation

By:      Name:
Title:

{SIGNATURE PAGE TO SECURED PROMISSORY NOTE}

EXHIBIT A SCHEDULE OF PAYMENT